As filed with the Securities and Exchange Commission on October 30, 2026

Registration No. 333‑287359

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________________________

Weave Communications, Inc.
(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	26-3302902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 W Powell Way
Lehi, Utah 84043
(385) 331-4164
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett White
Chief Executive Officer
Weave Communications, Inc.
1331 W Powell Way
Lehi, Utah 84043
(385) 331-4164
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Tyler Waltman
General Counsel
Weave Communications, Inc.
1331 W Powell Way
Lehi, Utah 84043
(385) 331-4164

Approximate date of commencement of proposed sale to the public: Not applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 18, 2026, Weave Communications, Inc., a Delaware corporation (the “Registrant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Willow Parent, LLC, a Delaware limited liability company (“Parent”), and Willow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (as defined herein), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on October 26, 2026, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Registrant is hereby filing this Post-Effective Amendment (the “Post-Effective Amendment”) to the registration statement on Form S-3 (Registration No. 333-287359) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2025, and any and all offerings of securities registered pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Registrant in such Registration Statement to remove from registration, by means of this Post-Effective Amendment, any of the securities registered under such Registration Statement but that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement but that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, State of Utah, on October 30, 2026.

WEAVE COMMUNICATIONS, INC.

By:	/s/ Brett White
Name: Brett White
Title: Chief Executive Officer